UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – July 16, 2010

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Texas	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Exchange Offers and Consent Solicitation

On July 16, 2010, Energy Future Intermediate Holding Company LLC (“EFIH”), a subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and its wholly-owned subsidiary, EFIH Finance Inc., filed with the Securities and Exchange Commission a registration statement on Form S-4 relating to exchange offers and consent solicitation for outstanding debt securities of EFH Corp. Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of EFH Corp. dated July 16, 2010, announcing such exchange offers and such consent solicitation. The information set forth below is contained in the prospectus that forms a part of the registration statement.

Selected Preliminary Financial Data for the Quarterly Period Ended June 30, 2010

Management of EFH Corp. and EFIH (collectively, the “Companies”) have prepared the selected preliminary financial data below in good faith based upon the most current information available to management. The Companies’ normal quarterly closing and financial reporting processes with respect to such preliminary financial data have not been fully completed. As a result, the actual financial results could be different from such preliminary financial data, and any differences could be material. The Companies expect to file their quarterly reports on Form 10-Q with the SEC on or about August 3, 2010. The Companies’ independent accountants have not performed their customary review procedures with respect to the preliminary financial data provided below, nor have they expressed any opinion or any other form of assurance on such information.

The preliminary financial data provided below for EFH Corp. reflects the investment in Oncor Holdings and its subsidiaries under the equity method of accounting for the 2010 period only, due to new accounting rules that resulted in the deconsolidation of Oncor Holdings and its subsidiaries as of January 1, 2010, which EFH Corp. adopted on a prospective basis as discussed in Note 3 to EFH Corp.’s historical condensed consolidated financial statements for the three months ended March 31, 2010. The prospective adoption resulted in EFH Corp.’s preliminary operating revenues provided below being lower in the 2010 period as compared to the 2009 period. The information presented below for EFIH reflects the investment in Oncor Holdings and its subsidiaries under the equity method of accounting for both periods because EFIH adopted the new accounting rules on a retrospective basis as discussed in EFIH’s historical condensed consolidated financial statements for the three months ended March 31, 2010.

While the financial data provided are preliminary and subject to change, EFH does not expect actual operating revenues for the three months ended June 30, 2010 to be different by more than 5% from the preliminary amount provided below. The Companies also do not expect actual net income (loss) and adjusted EBITDA for the three months ended June 30, 2010 to be different by more than 10% and 5%, respectively, from the preliminary amounts provided below. The preliminary net income (loss) amounts for the three months ended June 30, 2010 exclude non-cash asset impairment charges, although the Companies do not anticipate any such charges to be recorded in the period.

The preliminary financial data below has been prepared on a basis consistent with the Companies’ historical condensed consolidated financial statements for the three months ended March 31, 2010 included elsewhere in this prospectus. The results of operations for an interim period, including the preliminary interim financial data provided below, may not give a true indication of the results to be expected for a full year or any future period.

EFH Corp. Preliminary Financial Data

Selected preliminary financial data for EFH Corp. for the three months ended June 30, 2010 and actual data for the three months ended June 30, 2009 (amounts in millions) are provided in the table below:

	Three Months Ended
	June 30, 2010	June 30, 2009
Operating revenues	$1,993	$2,342
Net income (loss)	$(426)	$(155)
Adjusted EBITDA	1,303	$1,192

Preliminary Adjusted EBITDA (as defined below) for the twelve months ended June 30, 2010 and 2009 totaled $5,116 million and $4,689 million, respectively.

EFH Corp. management continues to evaluate the effect of declining wholesale power prices, due to lower natural gas prices, on the carrying value of goodwill related to the TCEH reporting unit. This evaluation may ultimately result in the recording of a non-cash goodwill impairment charge. Such charge, if any, would be recorded no sooner than in the three month period ended September 30, 2010.

As shown (in millions) in the table below, EFH’s available liquidity (excluding Oncor) at June 30, 2010 totaled $3.6 billion as compared to $3.8 billion at December 31, 2009.

	June 30, 2010 (Preliminary)	December 31, 2009	Change
Cash and cash equivalents	$1,211	$1,161	$50
TCEH Revolving Credit Facility (a)	1,939	1,721	218
TCEH Letter of Credit Facility	429	399	30

Subtotal	$3,579	$3,281	$298
Short-term investment (b)	—	490	(490)

Total liquidity	$3,579	$3,771	$(192)

(a)	As of June 30, 2010 and December 31, 2009, the TCEH Revolving Credit Facility includes $199 million and $141 million, respectively, of commitments from an affiliate of Lehman Brothers Holdings Inc. that is currently in bankruptcy that are only available from the fronting banks and the swingline lender.
(b)	December 31, 2009 amount includes $425 million cash investment (including accrued interest) and $65 million in letters of credit posted related to certain interest rate and commodity hedge transactions. Pursuant to the related agreement, the collateral was returned in March 2010.

Set forth below is a reconciliation (amounts in millions) of net income (loss) to EBITDA and then to Adjusted EBITDA for the three and twelve months ended June 30, 2010 (preliminary) and 2009 (actual). For more information on EBITDA and Adjusted EBITDA and why management believes Adjusted EBITDA is a useful measure, see note (a) below.

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Twelve Months Ended June 30, 2010	Twelve Months Ended June 30, 2009
Net income (loss) attributable to EFH Corp.	$(426)	$(155)	$(14)	$(4,951)
Income tax expense (benefit)	(237)	(48)	47	2,278
Interest expense and related charges	1,122	431	3,889	4,357
Depreciation and amortization	350	423	1,616	1,654

EBITDA (a)	$809	$651	$5,538	$3,338
Oncor EBITDA	—	(338)	(718)	(496)
Oncor distributions/dividends (b)	57	51	227	1,522
Interest income	—	(11)	(42)	(26)
Amortization of nuclear fuel	27	24	111	89
Purchase accounting adjustments (c)	58	83	280	394
Impairment of goodwill	—	—	—	8,090
Impairment of assets and inventory write down (d)	2	1	42	1,214
Net gain on debt exchange offers	(129)	—	(230)	—
Net income (loss) attributable to noncontrolling interests	—	16	36	(132)
Equity in earnings of unconsolidated subsidiary	(59)	—	(122)	—
EBITDA amount attributable to consolidated unrestricted subsidiaries	—	1	1	2
Unrealized net (gain) loss resulting from hedging transactions	145	320	(1,364)	(9,402)
Amortization of “day one” net loss on Sandow 5 power purchase agreement	(5)	—	(20)	—
Losses on sale of receivables	—	3	5	23
Noncash compensation expenses (e)	4	6	12	28
Severance expense (f)	—	1	5	11
Transition and business optimization costs (g)	—	8	3	40
Transaction and merger expenses (h)	11	25	63	80
Insurance settlement proceeds (i)	—	—	—	(21)
Restructuring and other (j)	6	6	(24)	41
Expenses incurred to upgrade or expand a generation station (k)	77	66	100	100

Adjusted EBITDA per Incurrence Covenant (l)	$1,003	$913	$3,903	$4,895
Add back Oncor adjusted EBITDA (reduced by Oncor distributions/dividends)	300	279	1,213	(206)

Adjusted EBITDA per Restricted Payments Covenant (m)	$1,303	$1,192	$5,116	$4,689

(a)	EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude non-cash items, unusual items and other adjustments allowable under certain of EFH Corp.’s debt arrangements. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. EFH Corp. is providing its Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of the certain covenants contained in its debt arrangements. EFH Corp. does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFH Corp. does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFH Corp.’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.
(b)	Twelve months ended June 30, 2009 amount includes $1.253 billion distribution of net proceeds from the sale of Oncor noncontrolling interests in November 2008.
(c)	Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. Also include certain credits not recognized in net income due to purchase accounting.
(d)	Impairment of assets includes impairments of emission allowances and trade name intangible assets, impairments of land and the natural gas-fueled generation fleet and charges related to the cancelled development of coal-fueled generation facilities.
(e)	Noncash compensation expenses are accounted for under accounting standards related to stock compensation and exclude capitalized amounts.
(f)	Severance expense includes amounts incurred related to outsourcing, restructuring and other amounts deemed to be in excess of normal recurring amounts.
(g)	Transition and business optimization costs include professional fees primarily for retail billing and customer care systems enhancements and incentive compensation.
(h)	Transaction and merger expenses include costs related to the Merger and abandoned strategic transactions, outsourcing transition costs, administrative costs related to the cancelled program to develop coal-fueled generation facilities, the Sponsor Group management fee, costs related to certain growth initiatives and costs related to the Oncor sale of noncontrolling interests.
(i)	Insurance settlement proceeds include the amount received for property damage to certain mining equipment.
(j)	Restructuring and other for twelve months ended June 30, 2010 primarily represents reversal of certain liabilities accrued in purchase accounting and recorded as other income, partially offset by restructuring and nonrecurring activities and for the twelve months ended June 30, 2009 includes a litigation accrual and a charge related to the bankruptcy of a subsidiary of Lehman Brothers Holdings Inc. and other restructuring initiatives and nonrecurring activities.
(k)	Expenses incurred to upgrade or expand a generation station reflect noncapital outage costs.
(l)	Calculated pursuant to the terms of the Old Notes Indenture, in particular the debt incurrence covenant, which excludes Oncor’s EBITDA, except to the extent distributions are received from Oncor.
(m)	Calculated pursuant to the terms of the Old Notes Indenture, in particular the restricted payments covenant, which includes Oncor’s EBITDA.

EFIH Preliminary Financial Data

Selected preliminary financial data for EFIH for the three months ended June 30, 2010 and actual for the three months ended June 30, 2009 (amounts in millions) are provided in the table below:

	Three Months Ended
	June 30, 2010	June 30, 2009
Net income	$11	$20
Adjusted EBITDA	357	329

Preliminary Adjusted EBITDA for the twelve months ended June 30, 2010 and 2009 totaled $1,440 million and $1,319 million, respectively. Set forth below is a reconciliation (amounts in millions) of net income (loss) to EBITDA and then to Adjusted EBITDA for the three and twelve months ended June 30, 2010 (preliminary) and 2009 (actual). For more information on EBITDA and Adjusted EBITDA and why management believes Adjusted EBITDA is a useful measure, see note (a) below.

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Twelve Months Ended June 30, 2010	Twelve Months Ended June 30, 2009
Net income (loss) attributable to EFIH	$11	$20	$78	$(556)
Income tax expense (benefit)	(25)	(23)	(96)	(90)
Interest expense and related charges	76	69	292	268
Depreciation and amortization	—		—	—

EBITDA (a)	$62	$66	$274	$(378)

Oncor EBITDA	—	—	—	—
Oncor distributions/dividends (b)	57	40	244	1,505
Interest income	(3)	—	(8)	(2)
Equity in earnings of unconsolidated subsidiary	(59)	(66)	(267)	380
Other	—	—	—	2

Adjusted EBITDA per Incurrence Covenant (c)	$57	$40	$243	$1,507
Add back Oncor Holdings adjusted EBITDA (reduced by Oncor Holdings distributions/dividends)	300	289	1,197	(188)

Adjusted EBITDA per Restricted Payments Covenant (d)	$357	$329	$1,440	$1,319

(a)	EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude non-cash items, unusual items and other adjustments allowable under the indenture governing the EFIH 9.75% Notes due in 2019. Adjusted EBITDA and EBITDA are not recognized terms under GAAP and, thus, are non-GAAP financial measures. EFIH is providing its Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in the indenture governing the EFIH 9.75% Notes. EFIH does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with GAAP. Additionally, EFIH does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFIH’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures of other companies.
(b)	Twelve months ended June 30, 2009 amount includes $1.253 billion distribution of net proceeds from the sale of Oncor noncontrolling interests in November 2008.
(c)	Calculated pursuant to the terms of the indenture governing the EFIH 9.75% Notes, in particular the debt incurrence covenant, which excludes Oncor’s EBITDA, except to the extent distributions are received from Oncor.
(d)	Calculated pursuant to the terms of the indenture governing the EFIH 9.75% Notes, in particular the restricted payments covenant, which includes Oncor’s EBITDA.

Forward-Looking Statements

The information set forth in this report and in Exhibit 99.1 contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this current report that address activities, events or developments that EFH Corp., EFIH or Energy Future Competitive Holdings Company (“EFCH”) expect or anticipate to occur in the future (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although EFH Corp., EFIH and EFCH believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in EFH Corp.’s, EFIH’s and EFCH’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press Release dated July 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

Dated: July 16, 2010